                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 7, 2005
                                                         ----------------

                            CPI AEROSTRUCTURES, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)

          New York                      1-11398                  11-2520310
------------------------------      --------------            ---------------
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)

60 Heartland Blvd., Edgewood, New York                              11717
--------------------------------------                            --------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code  (631) 586-5200
                                                    --------------

                 200A Executive Drive, Edgewood, New York 11717
                 ----------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 -- EXECUTION OF A MATERIAL, NON-ORDINARY COURSE AGREEMENT

         On February 7, 2005, CPI Aerostructures, Inc. ("Company") entered into amended and restated employment agreements with each of Edward J. Fred and
Vincent Palazzolo, pursuant to which Mr. Fred will continue to be employed as
President and Chief Executive Officer until December 31, 2007 and Mr. Palazzolo will continue to be employed as Chief Financial Officer until December 31, 2006.
The amended agreements were the result of the decision of the Company's board of directors to redesign the bonus structure for the Company's senior executive officers to be based on the Company's growth in revenues and earnings instead of a straight percentage of the Company's net income.

         In addition to incorporating the Company's revised executive bonus structure, which will be implemented beginning with the year ending December 31,
2005, Mr. Fred's amended employment agreement extends his employment term for two additional years from December 31, 2005 until December 31, 2007. A 6% salary increase will be implemented in each of 2006 and 2007. For the year ended
December 31, 2004, Mr. Fred is eligible to receive an annual bonus equal to 4%
of the Company's consolidated net income, which was the bonus calculation in Mr.
Fred's prior agreement. For the years ending December 31, 2005, 2006 and 2007,
Mr. Fred is eligible to receive an annual bonus based on changes in the
Company's revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") from the prior year. 25% of the bonus amount is determined by revenues and 75% by EBITDA. To the extent that a 10% annual increase in revenues and EBITDA from the prior year is achieved, Mr. Fred will be entitled to a target annual bonus equal to 65% of his annual base salary.
Should the revenue and/or EBITDA levels fall short of or exceed a 10% increase from the prior year, Mr. Fred's bonus will decrease or increase by predetermined percentages. If there is more than a 15% annual decrease in EBITDA or revenues, no EBITDA bonus or revenue bonus will be paid. If there is an annual increase of
100% or more in EBITDA or revenues, Mr. Fred's EBITDA bonus or revenue bonus will be 75% more than the target annual bonus. Both bonuses will be adjusted pro rata if EBITDA and/or revenues fall in between two designated percentages. The first $140,000 of bonus will be paid in cash and the balance will be paid half in cash and half in shares of the Company's common stock. The shares of common stock will be valued at the average of the last sale prices of the common stock for five consecutive trading days ending two trading days before issuance.

         In addition to incorporating the Company's revised executive bonus structure, Mr. Palazzolo's amended employment agreement reflects a 5% salary increase, which will be implemented in August 2005. For the year ended December
31, 2004, Mr. Palazzolo is eligible to receive an annual bonus equal to 1% of the Company's consolidated net income, which was the bonus calculation in Mr.
Fred's prior agreement. For the years ending December 31, 2005 and 2006, Mr.
Palazzolo is eligible to receive an annual bonus based on changes in the
Company's revenues and EBITDA from the prior year. Mr. Palazzolo's bonus structure is identical to Mr. Fred's except that to the extent that a 10% annual increase in revenues and EBITDA from the prior year is achieved, Mr. Palazzolo will be entitled to a target annual bonus equal to 45% of his annual base salary
(as opposed to Mr. Fred's 65%). Another difference from

                                       2

Mr. Fred's bonus structure is that the first $75,000 of Mr. Palazzolo's bonus
(instead of $140,000 for Mr. Fred) will be paid in cash and the balance will be paid half in cash and half in shares of the Company's common stock.

         Additionally, the provision contained in both Messrs. Fred and
Palazzolo's amended employment agreements which describes the percentage of total voting power of the Company's outstanding securities necessary to trigger a "change in control" (as defined in the respective employment agreements) was changed from 30% to 50%.

         A copy of the employment agreements for Messrs. Fred and Palazzolo are included herein as Exhibits 10.23 and 10.24, respectively.

ITEM 9.01 -- FINANCIAL STATEMENT AND EXHIBITS

         10.23 Amended and Restated Employment Agreement, dated February 7,
               2005, between the Company and Edward J. Fred

         10.24 Amended and Restated Employment Agreement, dated February 7,
               2005, between the Company and Vincent Palazzolo

                                       3

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005                       CPI AEROSTRUCTURES, INC.

                                               By: /s/ Edward J. Fred
                                                   ----------------------------
                                                   Edward J. Fred
                                                   Chief Executive Officer

                                       4